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                                  EXHIBIT 99.5

                     PRESS RELEASE DATED SEPTEMBER 14, 1998



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                                                   INVESTOR CONTACT:         Suzanne DuLong
                                                                             (888) 243-6223
                                                                             email: ir@CIENA.com

                                                   PRESS CONTACT:            Denny Bilter
                                                                             (410) 865-8677
                                                                             email: dbilter@ciena.com
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                             FOR IMMEDIATE RELEASE

                     CIENA CEO STATEMENT ON TODAY'S EVENTS

LINTHICUM, MD - SEPTEMBER 14, 1998 - The following can be attributed to Patrick Nettles, president and CEO, CIENA Corporation:

"Today, CIENA is taking a series of steps geared to demonstrate our commitment to the company's original mission established four and a half years ago: simplifying the network and lowering the cost of bandwidth for our customers."

"Four months ago, we announced our intent to merge with Tellabs as a means to expand the scope of that mission. While the strategic basis for this transaction still remains compelling, our short-term financial performance and the effect of recent events to our near-term outlook, has made it highly improbable that we can get shareholder approval without substantially undervaluing CIENA."

"Demonstrating our commitment to move forward, CIENA also announced today an organizational restructuring that will strengthen our sales and marketing so we can focus on our customers, take advantage of new business opportunities and increase shareholder value."

"In addition, we unveiled a new product capability today that illustrates CIENA's ability to deliver new capabilities to the market that further define us as the world's leader in optical networking."





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"After all is said and done, CIENA remains a young, vibrant and high growth potential company with a strong balance sheet, a strong workforce that is charged up and a strong growing base of satisfied customers."

To receive copies of today's announcements and view comments by Patrick Nettles, visit our website at www.ciena.com or refer to Business Wire.

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